Exhibit 99.1

Newtek Business Services Corp. Reports Second Quarter 2019 Financial Results

Net Investment Income (Loss) Improved Year Over Year by 45.5% on a per Share Basis in the Second Quarter of 2019

Lake Success, N.Y. - August 6, 2019 - Newtek Business Services Corp. (“Newtek” or the “Company”) (Nasdaq: NEWT), an internally managed business development company (“BDC”), announced today its financial and operating results for the three and six months ended June 30, 2019.

Second Quarter 2019 Financial Highlights

•	Total investment income of $14.1 million for the three months ended June 30, 2019; an increase of 24.1% over total investment income of $11.4 million for the three months ended June 30, 2018.

•
Net investment income (loss) of $(1.1) million, or $(0.06) per share, for the three months ended June 30, 2019; a 45.5% improvement on a per share basis compared to a net investment income (loss) of $(2.1) million, or $(0.11) per share, for the three months ended June 30, 2018.

•
Adjusted net investment income (“ANII”)[1] of $11.0 million, or $0.57 per share, for the three months ended June 30, 2019; an increase of 29.5% on a per share basis compared to ANII of $8.2 million, or $0.44 per share, for the three months ended June 30, 2018.

•
Net asset value (“NAV”) of $293.4 million, or $15.33 per share, at June 30, 2019; an increase of 1.8% over NAV of $15.06 per share at June 30, 2018, and an increase of 0.9% over NAV of $15.19 per share at December 31, 2018.

•	Debt-to-equity ratio of 127.9% at June 30, 2019.

•
At June 30, 2019, proforma debt-to-equity ratio was 114.5% as a result of the sales of government-guaranteed portions of SBA 7(a) loans prior to June 30, 2019, which sales settled subsequent to the balance sheet date.

•	Total investment portfolio increased by 17.6% to $573.5 million at June 30, 2019, from $487.7 million at June 30, 2018, and increased 6.0% from $541.1 million at December 31, 2018.

•	On June 24, 2019, Newtek Small Business Finance, LLC (“NSBF”) increased its existing revolving credit facility through Capital One, National Association by $50.0 million to $150.0 million.

•
On May 20, 2019, Newtek launched its joint venture, Newtek Conventional Lending (“NCL”), to provide non-conforming conventional C&I term loans to U.S. middle-market companies and small businesses. NCL is a 50/50 joint venture between Newtek Commercial Lending, Inc. a wholly-owned subsidiary of Newtek, and Conventional Lending TCP Holding, LLC, a wholly-owned, indirect subsidiary of BlackRock TCP Capital Corp. (Nasdaq: TCPC).

Exhibit 99.1

Financial Highlights - Six Months Ended June 30, 2019

•	Total investment income of $27.9 million for the six months ended June 30, 2019; an increase of 24.2% over total investment income of $22.5 million for the six months ended June 30, 2018.

•
Net investment income (loss) of $(2.1) million, or $(0.11) per share for the six months ended June 30, 2019; a 57.7% improvement on a per share basis compared to a net investment income (loss) of $(4.9) million, or $(0.26) per share, for the six months ended June 30, 2018.

•
ANII of $19.3 million, or $1.01 per share, for the six months ended June 30, 2018; an increase of 14.8% on a per share basis over ANII of $16.3 million, or $0.88 per share, for the six months ended June 30, 2018.

Loan Highlights

•	NSBF funded $122.6 million of SBA 7(a) loans during the three months ended June 30, 2019; an increase of 15.1% over $106.5 million of SBA 7(a) loans funded for the three months ended June 30, 2018.

•
NSBF forecasts full year 2019 SBA 7(a) loan fundings of between $580 million and $620 million, which would represent a 27.9% increase, at the midpoint of the range, over SBA 7(a) loan fundings for the year ended December 31, 2018.

•	Newtek Business Lending, LLC (“NBL”), our wholly owned controlled portfolio company which originates SBA 504 loans, forecasts full year 2019 SBA 504 loan fundings of approximately $100 million.

•	NCL funded its first loan on May 20, 2019, and has funded $20.5 million in non-conforming conventional loans through July 31, 2019.

2019 Dividend Payments & Increase in 2019 Annual Dividend Forecast

•
The Company paid a second quarter 2019 cash dividend of $0.46 per share on June 28, 2019 to shareholders of record as of June 14, 2019, which represents a 9.5% increase over the Company’s second quarter 2018 dividend payment.

•	The Company increased its 2019 annual cash dividend forecast to $1.95[2] per share, which represents an 8.3% increase over the Company’s 2018 annual dividend payment of $1.80 per share.

Subsequent Second Quarter 2019 Highlights

•
On July 25, 2019, the Company announced the pricing of its public offering of $55.0 million in aggregate principal amount of 5.75% Notes Due 2024 (“Notes”). The Company intends to use the net proceeds from this offering to redeem the outstanding 7.50% 2022 Notes, currently trading under the symbol ‘NEWTZ,’ to increase its SBA 7(a) lending activity, to make direct investments in portfolio companies and for general working capital purposes. The Notes are to be listed on the Nasdaq Global Market under the trading symbol ‘NEWTL’.

•	Egan Jones maintained its rating of A- on Newtek Business Services Corp. and the Notes.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are extremely pleased with how the year has progressed and how the Company’s management team and staff have been able to execute on its plan. The seeds are planted for future opportunity and benefits, and we have invested in and borne the expenses of establishing the foundation for continued growth.”

Mr. Sloane continued, “Our recent bond issuance trading under symbol ‘NEWTL’ on the Nasdaq, the increase in our Capital One Bank facility, hiring additional senior executives in lending, obtaining additional space, launching our joint venture Newtek Conventional Lending, and the operational improvements in certain of our portfolio companies have all incurred present and past commitments to the

Exhibit 99.1

immediate expense line without corresponding revenue benefits. However, we believe we are positioned for growth and, despite these investments in the first half of 2019, we achieved strong second quarter 2019 year-over-year comparisons for several metrics, particularly ANII, NII and dividend payout. We would like to point out that over the past several years, we have experienced a seasonally stronger second half of the calendar year, which has historically represented approximately 55 percent of annual earnings, demonstrating that the Company has been a strong performer in the second half of the year.”

Mr. Sloane concluded, “We believe that the recent increase in our annual dividend forecast to $1.95 per share is indicative of the confidence that management has in its business model and the current market for our business solutions. Many BDCs trade at or below NAV and struggle to maintain the payment of the historical dividend. The Company, however, has steadily grown its annual dividend payments from $1.50 per share in 2015, and we have increased our 2019 forecast to $1.95 per share for 2019, with the goal and expectation to have it paid out of taxable income. We look forward to you joining our call tomorrow morning at 8:30 a.m. to discuss our stellar second quarter 2019 financial results, and are excited about our future.”

Investor Conference Call and Webcast

A conference call to discuss second quarter 2019 results will be hosted by Barry Sloane, President, Chairman and Chief Executive Officer, and Christopher Towers, Executive Vice President and Chief Accounting Officer, tomorrow, Wednesday, August 7, 2019 at 8:30 a.m. ET. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.
In addition, a live audio webcast of the call with the corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events-and-presentations. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation and will remain available for 90 days.

1Use of Non-GAAP Financial Measures - Newtek Business Services Corp. and Subsidiaries

In evaluating its business, Newtek considers and uses ANII as a measure of its operating performance. ANII includes short-term capital gains from the sale of the guaranteed portions of SBA 7(a) loans and conventional loans, and beginning in 2016, capital gain distributions from controlled portfolio companies, which are reoccurring events. The Company defines ANII as Net investment income (loss) plus Net realized gains recognized from the sale of guaranteed portions of SBA 7(a) loan investments, less realized losses on non-affiliate investments, plus or minus loss on lease adjustment, plus the net realized gains on controlled investments, plus or minus the change in fair value of contingent consideration liabilities, plus loss on extinguishment of debt.
The term ANII is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP.  ANII has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider ANII in isolation, or as a substitute for net investment income, or other consolidated income statement data prepared in accordance with U.S. GAAP.  Among other things, ANII does not reflect the Company’s actual cash expenditures.  Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools.  The Company compensates for these limitations by relying primarily on its GAAP results supplemented by ANII.

2Note Regarding Dividend Payments

Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors. The Company's Board of Directors expects to maintain a dividend policy with the objective

Exhibit 99.1

of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek® and Your Business Solutions Company®, are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com

Exhibit 99.1

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (In Thousands, except for Per Share Data)
	June 30, 2019	December 31, 2018
ASSETS	(Unaudited)
Investments, at fair value
SBA unguaranteed non-affiliate investments (cost of $386,753 and $355,589, respectively; includes $270,171 and $323,388, respectively, related to securitization trusts)	$378,626	$349,402
SBA guaranteed non-affiliate investments (cost of $13,572 and $17,217, respectively)	15,142	19,100
Controlled investments (cost of $78,492 and $74,279, respectively)	178,715	171,585
Non-control/affiliate investments (cost of $1,000 and $1,000, respectively)	1,000	1,000
Investments in money market funds (cost of $9 and $9, respectively)	9	9
Total investments at fair value	573,492	541,096
Cash	3,585	2,316
Restricted cash	26,094	29,034
Broker receivable	48,533	42,617
Due from related parties	3,561	3,232
Servicing assets, at fair value	23,399	21,360
Right of use assets	8,512	—
Other assets	14,718	13,686
Total assets	$701,894	$653,341

LIABILITIES AND NET ASSETS
Liabilities:
Bank notes payable	$94,609	$34,700
Notes due 2022	8,060	8,019
Notes due 2023	55,798	55,564
Notes payable - Securitization trusts	187,492	216,507
Notes payable - related parties	24,063	16,840
Due to related parties	1	4
Lease liabilities	10,486	—
Deferred tax liabilities	10,005	9,241
Accounts payable, accrued expenses and other liabilities	18,028	25,021
Total liabilities	408,542	365,896

Commitment and contingencies
Net assets:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 200,000 shares, 19,137 and 18,919 issued and outstanding, respectively)	383	379
Additional paid-in capital	259,043	254,498
Accumulated undistributed earnings	33,926	32,568
Total net assets	293,352	287,445
Total liabilities and net assets	$701,894	$653,341
Net asset value per common share	$15.33	$15.19

Exhibit 99.1

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (In Thousands, except for Per Share Data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Investment income
From non-affiliate investments:
Interest income	$7,034	$5,503	$14,051	$10,677
Servicing income	2,503	2,008	4,931	4,073
Other income	1,566	1,108	2,487	2,163
Total investment income from non-affiliate investments	11,103	8,619	21,469	16,913
From Non-control/affiliate investments:
Dividend income	28	10	59	10
From controlled investments:
Interest income	218	200	435	349
Dividend income	2,800	2,575	5,950	5,200
Total investment income from controlled investments	3,018	2,775	6,385	5,549
Total investment income	14,149	11,404	27,913	22,472
Expenses:
Salaries and benefits	3,484	5,212	7,072	10,090
Interest	4,712	3,792	9,447	7,304
Depreciation and amortization	124	116	253	236
Professional fees	643	587	1,627	1,527
Origination and servicing	2,128	2,168	3,781	3,773
Origination and servicing - related party	2,471	—	4,659	—
Change in fair value of contingent consideration liabilities	9	7	55	17
Loss on extinguishment of debt	—	—	—	1,059
Other general and administrative costs	1,657	1,656	3,084	3,373
Total expenses	15,228	13,538	29,978	27,379
Net investment loss	(1,079)	(2,134)	(2,065)	(4,907)
Net realized and unrealized gains (losses):
Net realized gain on non-affiliate investments - SBA 7(a) loans	12,051	10,319	21,395	20,200
Net realized gain on controlled investments	—	52	—	52
Net unrealized (depreciation) appreciation on SBA guaranteed non-affiliate investments	(382)	105	(312)	(175)
Net unrealized (depreciation) appreciation on SBA unguaranteed non-affiliate investments	(4,572)	1,702	(1,943)	2,694
Net unrealized appreciation (depreciation) on controlled investments	4,865	(1,250)	2,918	(80)
Change in deferred taxes	(1,294)	326	(765)	27
Net unrealized depreciation on servicing assets	(911)	(1,499)	(1,467)	(2,078)
Net realized and unrealized gains	$9,757	$9,755	$19,826	$20,640
Net increase in net assets resulting from operations	$8,678	$7,621	$17,761	$15,733
Net increase in net assets resulting from operations per share	$0.45	$0.41	$0.93	$0.85
Net investment loss per share	$(0.06)	$(0.11)	$(0.11)	$(0.26)
Dividends and distributions declared per common share	$0.46	$0.42	$0.86	$0.82
Weighted average number of shares outstanding	19,113	18,680	19,058	18,588

Exhibit 99.1

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES-
ADJUSTED NET INVESTMENT INCOME RECONCILIATION:

(in thousands, except per share amounts)	Three months ended June 30, 2019	Per share	Three months ended June 30, 2018	Per share
Net investment loss	$(1,079)	$(0.06)	$(2,134)	$(0.11)
Net realized gain on non-affiliate investments - SBA 7(a) loans	12,051	0.63	10,319	0.55
Net realized gain on controlled investments	—	—	52	0.00
Loss on lease	(26)	(0.00)	(76)	(0.00)
Change in fair value of contingent consideration liabilities	9	0.00	7	0.00
Adjusted Net investment income	$10,955	$0.57	$8,168	$0.44

(in thousands, except per share amounts)	Six months ended June 30, 2019	Per share	Six months ended June 30, 2018	Per share
Net investment loss	$(2,065)	$(0.11)	$(4,907)	$(0.26)
Net realized gain on non-affiliate investments - SBA 7(a) loans	21,395	1.12	20,200	1.09
Net realized gain on controlled investments	—	—	52	0.00
Loss on lease	(105)	(0.01)	(152)	(0.01)
Change in fair value of contingent consideration liabilities	55	0.00	17	0.00
Loss on debt extinguishment	—	—	1,059	0.06
Adjusted Net investment income	$19,280	$1.01	$16,269	$0.88

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
DEBT TO EQUITY RATIO - PROFORMA AT JUNE 30, 2019

(in thousands):
Broker receivable, including premium income receivable	$48,533
Less: premium income included in broker receivable	(4,988)
Broker receivable	43,545

90% advance rate on SBA guaranteed non-affiliate portions of loans sold, not settled	$39,191

Proforma debt adjustments:
Total Senior Debt as of June 30, 2019	$375,058
Proforma adjustment for broker receivable as of June 30, 2019, as calculated above	(39,191)
Total proforma debt at June 30, 2019	$335,868

Proforma Debt to Equity ratio at June 30, 2019
Total proforma debt	$335,868
Total equity	$293,352
Debt to equity ratio - proforma at June 30, 2019	114.5%